UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 17, 2010 (October 7, 2010)

iGo, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On October 8, 2010, iGo, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) under Item 2.01 thereto, with the Securities and Exchange Commission to disclose its acquisition of Aerial7 Industries, Inc. (“Aerial7”). The Original Report excluded financial statements and pro forma information that was not available at the time of filing. This Amendment No. 1 to the Report amends Item 9.01 of the Report in its entirety to provide the required financial statements and pro forma financial information in connection with the acquisition of Aerial7.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Businesses Acquired.
     Attached hereto as Exhibit 99.1 are the audited balance sheets of Aerial7 as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2009 and the period of inception (August 14, 2008) to December 31, 2008, and the notes to the financial statements, together with the independent auditor’s report thereon. Also attached hereto as Exhibit 99.1 are the unaudited condensed balance sheet of Aerial7 as of September 30, 2010 and the related unaudited condensed statements of operations and unaudited condensed statements of cash flows for the nine months ended September 30, 2010 and 2009.
     (b) Pro Forma Financial Information.
     Attached hereto as Exhibit 99.2 are the unaudited pro forma condensed combined balance sheet as of September 30, 2010 and condensed combined statements of operations of the Company and Aerial7 for the nine months ended September 30, 2010 and the year ended December 31, 2009.
     (c) Shell Company Transactions.
     Not applicable.
     (d) Exhibits.
     See Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iGO, INC.
Dated: December 17, 2010	By:	/s/ Darryl S. Baker
		Name:	Darryl S. Baker
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document
23.1	Consent of dbbmckennon

99.1	Audited and reviewed financial statements listed in Item 9.01(a)

99.2	Unaudited pro forma condensed combined financial statements listed in Item 9.01(b)